EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92406, 333-61557 and 333-52419) pertaining to the 2002 Stock Option Plan, Employee Stock Purchase Plan and 1997 Amended Stock Option Plan of SteelCloud, Inc. (a Virginia corporation) of our report dated December 21, 2001, with respect to the 2001 consolidated financial statements and schedule of SteelCloud, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2003.

                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------

McLean, Virginia
January 26, 2004